Exhibit 10.63

OMNIBUS AMENDMENT NO. 4

THIS OMNIBUS AMENDMENT NO. 4, dated as of June 30, 2016, (this “Amendment”), is entered into by and among the Transaction Parties (defined below) and relates to the following transaction documents (the “Transaction Documents”): (1) the Purchase and Contribution Agreement, dated as of December 22, 2010, by and between Bluegreen/Big Cedar Vacations, LLC (“BBCV”) and BBCV Receivables-Q 2010 LLC (the “Seller”), as amended by that certain Omnibus Amendment, dated as of May 3, 2011, by and among the parties named therein (“Amendment No. 1”) (the “Purchase Agreement”); (2) the Loan Sale and Servicing Agreement, dated as of December 22, 2010, by and among the Seller, Quorum Federal Credit Union (the “Buyer”), Bluegreen Corporation, as servicer (“Servicer”), Vacation Trust, Inc. (“Club Trustee”), Concord Servicing Corporation, as backup servicer (the “Backup Servicer”) and U.S. Bank National Association, as custodian and paying Agent (“Custodian,” and together with BBCV, the Seller, the Buyer, the Servicer, the Club Trustee and the Backup Servicer, the “Transaction Parties”), as amended by that certain Omnibus Amendment No. 1, dated May 3, 2011, that certain Omnibus Amendment No. 2, dated as of February 7, 2012, and that certain Omnibus Amendment No. 3, dated June 30, 2015 (the “Previous Omnibus Amendments”), and as further amended by that certain First Commitment Amendment, dated as of March 1, 2012, that Second Commitment Amendment, dated as of January 31, 2013, that Third Commitment Amendment, dated as of April 1, 2014, that Fourth Commitment Amendment, dated as of November 1, 2014, that Fifth Commitment Amendment, dated as of December 23, 2014, that Sixth Commitment Amendment, dated as of July 1, 2015, and that First General Amendment, dated as of April 1, 2014 (as may be amended, supplemented or restated from time to time, the “Loan Sale and Servicing Agreement”); (3) the Custodial Agreement, dated as of December 22, 2010, by and among the Buyer, the Seller, the Custodian, the Backup Servicer and the Servicer, as amended by that certain First Amendment to Custodial Agreement, dated as of May 3, 2011, by and among the parties named therein, and as further amended by the Previous Omnibus Amendments (the “Custodial Agreement”); and (4) the Backup Servicing Agreement, dated as of December 22, 2010, by and among the Backup Servicer, the Servicer, the Buyer and the Custodian, as amended by the Previous Omnibus Amendments (the “Backup Servicing Agreement”).

RECITALS

WHEREAS, the Transaction Parties desire to amend the Standard Definitions attached or incorporated into each of the Transaction Documents in the manner set forth herein.

WHEREAS, the Transaction Parties desire to amend the Loan Sale and Servicing Agreement, the Purchase Agreement, and certain exhibits attached thereto in the manner set forth herein.

WHEREAS, capitalized terms used herein not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Sale and Servicing Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Transaction Parties, intending to be legally bound hereby, agree as follows:

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1.          Amendment of Standard Definitions. The following definitions shall be deleted or substituted, as applicable, to the Standard Definitions in Annex A of the Transaction Documents:

“Sale Date” has the meaning set forth in Section 2.1(a) of the Loan Sale and Servicing Agreement.

2.          Deletion of Defined Terms. The defined terms “Expiration of Rescission Period,” “Pre-Funding Conditions,” and “Settlement and Funding Notice” and the definitions ascribed thereto shall be deleted from the Standard Definitions in Annex of the Transaction Documents.

3.          Section 2.1 of the Loan Sale and Servicing Agreement is hereby deleted in its entirety and replaced with the following:

(a)	General Process. During the Purchase Period, and subject to the terms and conditions of this Agreement, to initiate a Sale the Seller shall provide the Buyer prior written notice in substantially the form of Exhibit E hereto (a "Sale Notice") not later than 2:00 p.m. (New York City time) on the date which is no less than three (3) Business Days prior to the date of a proposed Sale (each such sale date, a "Sale Date"). Such Sale Notice shall specify (i) the principal amount of the Timeshare Loans and (ii) the proposed Sale Date, which must be a Business Day. The Buyer may act without liability upon the basis of written notice believed by the Buyer in good faith to be from the Seller (or from any Authorized Officer thereof designated in writing by the Seller to the Buyer). The Buyer shall be entitled to rely conclusively on any Authorized Officer's authority to request a sa1e on behalf of the Seller until the Buyer receives written notice to the contrary. The Buyer shall have no duty to verify the authenticity of the signature appearing on any written Sale Notice. Unless a Sale Notice is provided by Seller to Buyer as set forth above, the Seller shall not be obligated to sell and the Buyer shall not be obligated to buy any Timeshare Loans.

(b)	Commitment Period. During the Commitment Period, the Buyer shall be obligated to purchase Eligible Timeshare Loans from the Seller such that the Buyer's Net Investment Amount equals the Minimum Required Amount subject only to (i) the Seller offering through a Sale Notice to the Buyer Eligible Timeshare Loans with Loan Balances equal to at least the Minimum Required Amount and (ii) there being no occurrence and continuance of a Purchase Termination Event. Upon the receipt of a Sale Notice from the Seller, the Buyer shall confirm, by signing and returning such Sale Notice to the Seller within one Business Day. The Buyer shall issue a commitment purchase confirmation with such terms as are contained in the form of Exhibit F1 attached hereto and incorporated herein by this reference (a "Buyer Commitment Purchase Confirmation") no later than 12:00 p.m. (New York City time) on the Business Day prior to the proposed Sale Date that Buyer shall fund in accordance with the Sale Notice. The Buyer shall deposit the Initial Purchase Price Installment in immediately available funds, no later than 12:00 p.m. (New York City time) on the related Sale Date, to the account designated by the Seller in the Sale Notice. Notwithstanding the foregoing, the Seller and Buyer hereby covenant and agree that all of the terms of the Buyer Commitment Purchase Confirmation shall be established in a fully executed commitment purchase period terms letter in the form attached hereto in Exhibit S (the "Commitment Purchase Period Terms Letter") delivered by Buyer to Seller on the Closing Date.
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(c)	After the Commitment Period. After the expiration of the Commitment Period, if the Seller delivers a Sale Notice to the Buyer and if the Buyer intends to enter into such Sale with the Seller upon such terms, then the Buyer shall confirm, by signing and returning such Sale Notice to the Seller within one Business Day. The Buyer shall issue a purchase confirmation in substantially the form in Exhibit F2 attached hereto (a "Buyer Purchase Confirmation") no later than 12:00 p.m. (New York City time) on the Business Day prior to the proposed Sale Date that Buyer shall fund in accordance with the Sale Notice. The Buyer Purchase Confirmation shall specify items including the following (w) the Buyer Purchase Price Percentage, (x) the Initial Purchase Price Installment for such Sale Date Loan Pool, (y) the Program Fee Rate, and (z) any fees and expenses payable by the Seller to the Buyer. If the Seller decides to reject any Buyer Purchase Confirmation, it must provide notice to the Buyer no later than 5:00 p.m. (New York City time) on the Business Day prior to the proposed Sale Date. The Buyer shall deposit the Initial Purchase Price Installment in immediately available funds, no later than 12:00 p.m. (New York City time) on the related Sale Date, to the account designated by the Seller.

4.          Section 7.6 of the Loan Sale and Servicing Agreement is hereby deleted in its entirety and replaced with the following:

The Servicer shall maintain access to all data for which it is responsible (including, without limitation, computerized tapes or disks) relating directly to or maintained in connection with the servicing of the Timeshare Loans (which data and records shall be clearly marked to reflect that the Timeshare Loans have been assigned to the Buyer and constitute a portion of the Assets) at the address specified in Section 14.3 hereof or, upon fifteen (15) days notice to the Seller and the Buyer, at such other place where any Servicing Officer of the Servicer is located (or upon one (1) Business Day’s prior written notice if a Purchase Termination Event or Servicer Termination Event shall have occurred).

5.          Subparagraph (q) of Schedule I is deleted in its entirety and replaced with the following:

(q)	the Timeshare Loan was originated, processed, underwritten and closed for sale by the Originator in the normal course of its business and, unless otherwise waived by the Buyer, as at the Sale Date such Timeshare Loan shall not have passed the date that is 69 days after the expiration of the statutory rescission period applicable to such loan; and to Seller's Knowledge, the origination, servicing and collection practices used by Seller or its Affiliates with respect to the Timeshare Loan have been in all respects, legal, proper, prudent and customary;

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6.          The Sale Notice attached hereto replaces the Sale Notice appearing as Exhibit E to the Loan Sale and Servicing Agreement.

7.          Exhibit R to the Loan Sale and Servicing Agreement is deleted in its entirety and reserved for future use.

8.          Except as specifically set forth herein, this Omnibus Amendment No. 4 shall not modify, alter, change, or affect any of the other terms or conditions of the Loan Sale and Servicing Agreement.

(Signature Page Follows)

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IN WITNESS WHEREOF, the parties hereto have executed this Omnibus Amendment 4 as of the date set forth above.

BBCV:	BLUEGREEN/BIG CEDAR VACATIONS, LLC

	By:	/s/ Anthony M. Puleo
Anthony M. Puleo
Vice President and Treasurer

THE BUYER:	QUORUM FEDERAL CREDIT UNION

	By:	/s/ Bruno Sementilli
Bruno Sementilli,
President and CEO

THE SELLER:	BBCV RECEIVABLES-Q 2010 LLC

	By:	/s/ Allan J. Herz
Allan J. Herz
President and Assistant Treasurer

THE SERVICER:	BLUEGREEN CORPORATION

	By:	/s/ Anthony M. Puleo
Anthony M. Puleo
Senior Vice President, CFO & Treasurer

THE BACKUP SERVICER:	CONCORD SERVICING CORPORATION

	By:	/s/ Sonja M. Yurkiw
Sonja M. Yurkiw, Esq.
Vice President & General Counsel

THE CUSTODIAN:	U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Custodian and Paying Agent hereunder

	By:	/s/ Michelle Moeller
Michelle Moeller
Vice President

THE CLUB TRUSTEE:	VACATION TRUST, INC.,
as Club Trustee

	By:	/s/ Constance G. Dodd
Constance G. Dodd
President, Treasurer and Secretary

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